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                                                                 EXHIBIT G


No.1                        PEGASUS SYSTEMS, INC.
                                                             For the purchase of
                                                             259,292 Shares
                        COMMON STOCK PURCHASE WARRANT


                 THIS CERTIFIES that HOLIDAY HOSPITALITY CORPORATION (hereinafter called the "Holder") is entitled to purchase from PEGASUS SYSTEMS, INC., a Delaware corporation (hereinafter called the "Company"), upon the surrender of this Warrant to the Company at the principal office in Dallas, Texas, at any time on and after May 13, 1997 (the "Detachment Date"), and before the close of business on May 12, 1999 (the"Termination Date"), the number of fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the lesser of $9.60 per share or 85% of the initial public offering price per share of the Company's Common Stock (the "Warrant Price") for the number of shares set forth herein above; provided, however, that under certain conditions set forth hereinafter, the number of shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted. The Warrant Price shall be payable in cash, or by certified or official bank check, in United States dollars, to the order of the Company. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of this Warrant. The right of purchase represented by this Warrant is exercisable by Holder, its parent, subsidiary, affiliate or any other successor to all or substantially all of its business by sale of stock, sale of assets, merger or otherwise only, in its entirety only and only in respect of all of such shares. In the event this Warrant has not been exercised as required herein before the close of business on the Termination Date, it shall automatically terminate and be of no force and effect.

                 Subject to the provisions hereof, Holder shall have the right to purchase from the Company (and the Company shall issue and sell to Holder) the number of fully paid and nonassessable shares of Common Stock specified in this Warrant, upon surrender of this Warrant to the Company at its office in Dallas, Texas and upon payment to the Company of the Warrant Price for the number of shares of Common Stock for which this Warrant is issued and any applicable taxes. Upon surrender of this Warrant, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Holder a certificate for the number of full shares of Common Stock so purchased upon the exercise of this Warrant. Such certificate shall be deemed to have been issued and Holder shall be deemed to have become a holder of record of such shares as of the date of the surrender of this Warrant and payment of the Warrant Price as aforesaid. The rights of purchase represented by this Warrant shall be exercisable, at the election of Holder, once only for all and not less than all of the shares specified herein and, in the event this Warrant is exercised in respect of less than all of the shares specified therein such exercise shall be invalid and of no force or effect.

         There have been reserved, and the Company shall at all times keep reserved, out of the authorized and issued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant, and the transfer Agent for the Common Stock and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably


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authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose.

         The Warrant Price and number of shares subject to this Warrant shall be subject to adjustment from time to time as follows:

         a. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

         b. Upon each adjustment of the Warrant Price pursuant to the provisions hereof, the number of shares issuable upon the exercise of this Warrant shall be adjusted by multiplying the Warrant Price in effect prior to the adjustment by the number of shares of Common Stock covered by the Warrant and dividing the product so obtained by the adjusted Warrant Price.

         c. Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in subsections (a) or (f) hereof, the Warrant Price in effect at any time may not be adjusted upward or increased in any manner whatsoever.

         d. Irrespective of any adjustment or change in the Warrant Price or the number of shares of Common Stock actually purchasable under this Warrant, this Warrant shall continue to express the Warrant Price per share and the number of shares purchasable hereunder as the Warrant Price per share and the number of shares purchasable were expressed in this Warrant when initially issued with the adjustment or change reflected as set forth in subsection (g) hereof.

         e. If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock purchasable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to the shares of stock thereafter deliverable upon the exercise of this Warrant.


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         f.      No adjustment of the Warrant Price shall be made in connection with the issuance or sale of Common Stock issuable pursuant to any stock option plan or incentive compensation arrangements now or hereafter granted to employees of the Company or any of its subsidiaries in connection with their employment or the issuance or sale of shares of Preferred Stock.

         g. Whenever the Warrant Price is adjusted as herein provided, the Company shall provide a written statement to Holder showing in detail the facts requiring such adjustment and the Warrant Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after such adjustment.

         h. The Company may retain a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected by the Board of Directors of the Company or the Executive Committee of said Board to make any computation required hereunder and a certificate signed by such firm shall be conclusive evidence of the correctness of any such computation. If Holder does not agree as to the correctness of such computation. Holder at their own expense may retain a firm of independent certified public accountants of recognized standings to develop a second computation. Such accounting firms shall attempt to resolve any differences of opinion with respect to such computations, but in the absence of such resolution, the matter shall be submitted to binding arbitration in Dallas, Texas in accordance with the then applicable rules of the American Arbitration Association.

         Notwithstanding any other provision hereof, to the extent permitted by applicable law, the Company shall provide written notice to Holder at least ten (10) days prior to the record date or other effective date for any of the following actions: dividends, mergers, liquidations, consolidations, reclassifications of stock, sale of substantially all of the assets or any other action for which stockholder approval is required by Delaware law.

         The Company shall issue a new warrant to be issued in place of this Warrant in the event this Warrant has been lost, stolen, defaced, worn-out, or destroyed, upon the making of an affidavit of that fact by Holder. When issuing a new warrant, the Company may, as a condition precedent thereto, (a) require the Holder of a defaced or worn out warrant to deliver such warrant to the Company and order the cancellation of the same, and (b) require the Holder of any lost, stolen or destroyed warrant or its legal representative, to advertise the same in such manner as the Company shall require and to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the warrant alleged to have been lost, stolen or destroyed. Thereupon, the Company may cause to be issued to Holder a new warrant in replacement for the warrant alleged to have been lost, stolen, defaced, worn out or destroyed. Upon the new warrant so issued shall be noted the fact of such issue and the number, date, and name of the registered Holder of the lost, stolen, defaced, worn out, or destroyed warrant in lieu of which the new warrant is issued. Every warrant issued hereunder shall be issued without payment to the Company for such warrant, provided that, there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in providing for or obtaining any such indemnity and security as is referred to herein.


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         Notwithstanding any other provision hereof, in the event this
Warrant is exercised in connection with an initial public offering of the Company's stock or the sale of the Company, such exercise may be conditioned upon and subject to the consummation of such initial public offering or sale.

         The Company shall not be required to issue fractions of shares of Common Stock on the exercise or conversion of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable on the exercise or conversion of this Warrant, the Company shall purchase such fraction for an amount in cash equal to the current fair market value of such fraction.

         The right to exercise this Warrant and purchase the stock as provided herein is expressly contingent upon and conditioned upon Holder being in material compliance with all of the material terms of that certain Distribution Services Agreement for Holiday Inn Worldwide between the Company and Holder and further provided that Holder has not terminated any of the Services (as defined therein), unless as a result of a breach of the Agreement by the Company, as of the exercise of this Warrant.

         Except as otherwise provided herein, nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matters, or any rights whatsoever as a stockholder of the Company.

         Any notice pursuant to this Warrant to be given or made by Holder or the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by next day delivery service for personal delivery, addressed (until another address is provided in writing by the Company or Holder) as follows with a copy to the Company's or Holder's legal departments:

President                         Senior Vice President, Worldwide Reservations
Pegasus Systems, Inc.             Holiday Hospitality Corporation
3811 Turtle Creek Boulevard       Three Ravinia Drive
Suite 1100                        Suite 2900
Dallas, Texas 75219               Atlanta, Georgia 30346

         All the covenants and provisions of this Warrant by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respect successors and assigns hereunder.

         This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State.

         Nothing herein shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim hereunder, but the terms of this Warrant shall be for the sole and exclusive benefit of Holder and the Company.

         Except as otherwise provided herein, this Warrant is not transferable.


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         In connection with the exercise of this Warrant, Holder agrees to execute the Investment Representative Statement (or a substantially similar document) attached hereto as Exhibit A.

         IN WITNESS WHEREOF, this Warrant is hereby executed by the President and Secretary of Pegasus Systems, Inc. as the act of the Company.


         Date: May 27, 1997

                                    PEGASUS SYSTEMS, INC.


                                    By: /s/ JOHN F. DAVIS, III
                                       ----------------------------------
                                       John F. Davis, III, President

                                    ATTEST:

                                    By: /s/ RIC L. FLOYD
                                       ----------------------------------
                                        Ric L. Floyd, Secretary



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                      INVESTMENT REPRESENTATION STATEMENT

                 In connection with the exercise of Warrant Number 1 of Pegasus Systems, Inc. and the purchase of the Securities described therein, the undersigned Holder represents to the Company the following:

                 (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring these Securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                 (b) Holder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Securities. Holder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under then applicable state or federal securities laws.

                 (c) Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Warrant to the Holder, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "brokers transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.


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                                 EXHIBIT "A"
                                     TO
                        COMMON STOCK PURCHASE WARRANT

                 In the event that the Company does not qualify under Rule 701 at the time of issuance of the Warrant, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

                 (d) Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Holder understands that no assurances can be given that any such other registration exemption will be available in such event.



                                     HOLIDAY HOSPITALITY CORPORATION, HOLDER

                                     By:
                                        -------------------------------------

                                     Its:
                                         -------------------------------

                                     Date:
                                          -------------------------


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